As Filed With the Securities and Exchange Commission on May 25, 2004

                                                Registration No.333-____________

.................................................................................

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
.................................................................................

                     MID-AMERICA APARTMENT COMMUNITIES, INC.
             (Exact name of registrant as specified in its charter)

                   TENNESSEE                                    62-1543819
        (State or other jurisdiction of                      (I.R.S. Employer
        incorporation or organization)                     Identification No.)

    Mid-America Apartment Communities, Inc.
         6584 Poplar Avenue, Suite 340                            38138
              Memphis, Tennessee                                (Zip Code)
   (Address of Principal Executive Offices)


     Fourth Amended and Restated 1994 Restricted Stock and Stock Option Plan
                                       and
             Mid-America Apartment Communities, Inc. 2004 Stock Plan
                            (Full title of the plan)

                               H. Eric Bolton, Jr.
                      President and Chief Executive Officer
                     Mid-America Apartment Communities, Inc.
                          6584 Poplar Avenue, Suite 340
                            Memphis, Tennessee 38138
                     (Name and address of agent for service)

                                 (901) 682-6600
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                               John A. Good, Esq.
                             Bass, Berry & Sims PLC
                          100 Peabody Place, Suite 900
                                Memphis, TN 38103

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

 Title of securities to                               Proposed maximum    Proposed maximum aggregate
    be registered          Amount to be registered   offering price per         offering price           Amount of registration
                                                            share                                                 fee
====================================================================================================================================
Common Stock, par value        851,042 shares 1             $ 33.21 2            $ 28,263,104.82 2               $3,580.94
$.01 per share

Common Stock, par value        500,000 shares 3             $ 33.21 2            $ 16,605,000.00 2               $2,103.85
$.01 per share

Total                        1,351,042 shares                                    $ 44,868,104.82                 $5,684.79

1. On April 20, 1995, Mid-America Apartment Communities, Inc. (the "Registrant") registered 650,000 shares of common stock under its original 1994 Restricted Stock and Stock Option Plan (the "Plan") on a Form S-8 filed with the Securities and Exchange Commission (the "Commission"), File No. 033-91416. On August 14, 2002, the Registrant registered an additional 850,000 shares under the Plan with the Commission, on a Form S-8, filed with the Commission, File No. 333-98065. Pursuant to this Registration Statement, the Registrant is registering an additional 851,042 shares of common stock under the Plan.
2. The offering price is estimated solely for the purpose of determining the amount of the registration fee. Such estimate has been calculated in accordance with Rule 457(c) and Rule 457(h) and is based upon the average of the high and low prices per share of the Registrant's common stock as reported on the New York Stock Exchange on May 20, 2004.
3. Represents the total number of shares of the Registrant's common stock currently reserved for issuance under the Registrant's 2004 Stock Plan (the "2004 Plan").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference as of their respective dates:

         a. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

         b. All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2003 (but excluding all information furnished to the Securities and Exchange Commission pursuant to Item 9 and Item 12 of any Current Report on Form 8-K); and

         c. The description of the Common Stock contained in the effective registration statement filed by the Registrant to register such securities under the Exchange Act, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.           Description of Securities.

         Not applicable.

Item 5.           Interests of Named Experts and Counsel.

         Not applicable.

Item 6.           Indemnification of Directors and Officers.

         The Registrant is a Tennessee corporation. Sections 48-18-501 through 48-18- 509 of the Tennessee Business Corporation Act contain detailed provisions on indemnification of directors and officers of a Tennessee corporation.

         The Registrant's restated charter provides that no director of the Registrant shall be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for unlawful distributions under Section 48-18-304 of the Tennessee Business Corporation Act.
         The Registrant's bylaws provide that the Registrant shall indemnify any person who is made a party to a suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he, his testator or intestate is or was a director or officer of the Registrant, against amounts paid in settlement and reasonable expenses including attorneys' fees actually and necessarily incurred as a result of such suit or proceeding or any appeal therein to the extent permitted by and in the manner provided by the laws of Tennessee. The Registrant shall indemnify any person made or threatened to be made a party to a suit or proceeding other than by or in the right of any company of any type or kind, domestic or foreign, which any director or officer of the Registrant, by reason of the fact that he, his testator or intestate, was a director or officer of the Registrant or served such other company in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such suit or proceeding, or any appeal therein, if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interest of the Registrant and, in criminal actions or proceedings, had no reasonable cause to believe that this conduct was unlawful, and to the extent permitted by, and in the manner provided by, the laws of Tennessee.

         The directors and officers of the Registrant are covered by an insurance policy indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

Item 7.           Exemption From Registration Claimed.

         Not applicable.

Item 8.           Exhibits.

         See the Index to Exhibits following the signature pages hereof.

Item 9.           Undertakings.

         A. The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) of this paragraph do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on this 25th day of May, 2004.

                      MID-AMERICA APARTMENT COMMUNITIES, INC.
                      By: /s/H. Eric Bolton, Jr.
                      H. Eric Bolton, Jr., President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Simon R.C. Wadsworth, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signature                  Title                                   Date

                           President and Chief Executive Officer   May 25, 2004
/s/H.Eric Bolton, Jr.      and Chairman of the Board (Principal
H. Eric Bolton, Jr.        Executive Officer)

                           Executive Vice President, Chief         May 25, 2004
/s/Simon R.C. Wadsworth    Financial Officer and Director
Simon R.C. Wadsworth       (Principal Financial Officer and
                           Principal Accounting Officer)

/s/George E. Cates         Director                                May 25, 2004
George E. Cates

/s/John F. Flournoy        Director                                May 25, 2004
John F. Flournoy

/s/Robert F. Fogelman      Director                                May 25, 2004
Robert F. Fogelman

/s/Alan B. Graf, Jr.       Director                                May 25, 2004
Alan B. Graf, Jr.

/s/John S. Grinalds        Director                                May 25, 2004
John S. Grinalds

/s/Ralph Horn              Director                                May 25, 2004
Ralph Horn

/s/Michael S. Starnes      Director                                May 25, 2004
Michael S. Starnes

                                INDEX TO EXHIBITS

Exhibit
Number   Description
--------------------------------------------------------------------------------

4.1 Amended and Restated Charter of Registrant dated as of January 10, 1994, as filed with the Tennessee Secretary of State on January 25, 1994 is incorporated by reference from an exhibit to the 1997 Annual Report of the Registrant on Form 10-K for the year ended December 31, 1997

4.2 Articles of Amendment to the Charter of the Registrant dated as of January 28, 1994 as filed with the Tennessee Secretary of State on January 28, 1994 is incorporated by reference from an exhibit to the 1996 Annual Report of the Registrant on Form 10-K for the year ended December 31, 1996

4.3 Articles of Amendment to the Amended and Restated Charter of Registrant designating and fixing the Rights and Preferences of a Series of Preferred Stock dated as of October 9, 1996, as filed with the Tennessee Secretary of State on October 10, 1996 is incorporated herein by reference from exhibit 1 to the Registrant's Registration Statement on Form 8-A filed with the Commission on October 11, 1996

4.4 Articles of Amendment to the Amended and Restated Charter of Registrant designating and fixing the Rights and Preferences of a Series of Preferred Stock dated as of November 17, 1997, as filed with the Tennessee Secretary of State on November 18, 1997 is incorporated herein by reference from an exhibit to the 1997 Annual Report of the Registrant on Form 10-K for the year ended December 31, 1997

4.5 Articles of Amendment to the Amended and Restated Charter of Registrant designating and fixing the Rights and Preferences of a Series of Preferred Stock dated as of November 17, 1997, as filed with the Tennessee Secretary of State on November 18, 1997 is incorporated herein by reference from exhibit 4.1 to the Registrant's Registration Statement on Form 8-A filed with the Commission on November 19, 1997

4.6 Articles of Amendment to the Amended and Restated Charter of Registrant designating and fixing the Rights and Preferences of a Series of Preferred Stock dated as of December 15, 1997, as filed with the Tennessee Secretary of State on December 31, 1997 is incorporated herein by reference from an exhibit to the 1997 Annual Report of the Registrant on Form 10-K for the year ended December 31, 1997

4.7 Articles of Amendment to the Amended and Restated Charter of Registrant designating and fixing the Rights and Preferences of a Series of Preferred Stock dated as of June 25, 1998, as filed with the Tennessee Secretary of State on June 30, 1998 is incorporated herein by reference from exhibit 4.3 to the Registrant's Registration Statement on Form 8-A filed with the Commission on June 26, 1998

4.8 Articles of Amendment to the Amended and Restated Charter of Registrant designating and fixing the Rights and Preferences of a Series of Preferred Stock dated as of December 24, 1998, as filed with the Tennessee Secretary of State on December 30, 1998 is incorporated herein by reference from an exhibit to the Registrant's Registration Statement on Form S-8, File No. 333-112469

4.9 Articles of Amendment to the Amended and Restated Charter of Registrant Designating and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock dated as of October 11, 2002, as filed with the Tennessee Secretary of State on October 14, 2002 is incorporated herein by reference from exhibit 4.2 to the Registrant's Registration Statement on Form 8-A filed with the Commission on October 11, 2002

4.10 Articles of Amendment to the Amended and Restated Charter of Registrant Designating and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock dated as October 28, 2002, as filed with the Tennessee Secretary of State on October 28, 2002 is incorporated by reference from an exhibit to the Registrant's S-3/A, File No. 333-112469 filed with the Commission on March 13, 2004

4.11 Articles of Amendment to the Amended and Restated Charter of Registrant Designating and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock dated as of August 7, 2003, as filed with the Tennessee Secretary of State on August 7, 2003 is incorporated by reference from an exhibit to the Registrant's S-3/A, File No. 333-112469 filed with the Commission on March 13, 2004

4.12 Bylaws of Registrant is incorporated herein by reference from an exhibit to the Registrant's Registration Statement on Form S-11/A filed on January 21, 1994

4.13 Fourth Amended and Restated 1994 Restricted Stock and Stock Option Plan of Registrant is incorporated herein by reference from exhibit A to the Registrant's Proxy Statement for the Annual Meeting of Shareholders held on June 10, 2002

4.14 2004 Stock Plan of Registrant is incorporated herein by reference from Appendix C to the Registrant's Proxy Statement for the Annual Meeting of Shareholders held on Monday, May 24, 2004

5    Opinion of Bass, Berry & Sims PLC

23.1 Consent of KPMG LLP

23.3 Consent of Bass, Berry & Sims PLC (contained in Exhibit 5)

24.1 Power  of  Attorney  (included  on  signature  page  of  this  Registration
     Statement)